                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                                Aon Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

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    (4) Date Filed:

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
                                AON CORPORATION

--------------------------------------------------------------------------------

              NOTICE OF ANNUAL MEETING OF HOLDERS OF COMMON STOCK
             AND SERIES C PREFERRED STOCK TO BE HELD APRIL 16, 1999

--------------------------------------------------------------------------------

TO THE STOCKHOLDERS OF AON CORPORATION:

    NOTICE IS HEREBY GIVEN that the annual meeting of the holders of shares of Common Stock and Series C Preferred Stock of Aon Corporation will be held on Friday, April 16, 1999, at 10:00 A.M., at The First Chicago Center, One First National Plaza, Chicago, Illinois, for the following purposes:

    1. To elect directors pursuant to the By-Laws. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF ALL NOMINEES.

    2. To adopt a resolution ratifying the appointment of Ernst & Young LLP as the Company's independent auditors for the year 1999. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE RESOLUTION.

    3.  To transact such other business as may properly come before the meeting.

    The close of business on Wednesday, February 24, 1999 has been fixed as the record date for the determination of stockholders entitled to vote at the stockholders' meeting. Only those stockholders of record at the close of business on such date will be entitled to vote at the meeting.

                                          Aon Corporation

                                                    [SIGNATURE]

                                          Kevann M. Cooke

                                          VICE PRESIDENT--CORPORATE SECRETARY

March 8, 1999

                                AON CORPORATION
                             123 NORTH WACKER DRIVE
                            CHICAGO, ILLINOIS 60606

--------------------------------------------------------------------------------

                                PROXY STATEMENT

            FOR THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 16, 1999
--------------------------------------------------------------------------------

    The annual meeting of the stockholders of Aon Corporation (the "Company") will be held at The First Chicago Center, One First National Plaza, Chicago, Illinois, at 10:00 A.M. on April 16, 1999. This Proxy Statement is being sent to each holder of the issued and outstanding shares of the Company's Common Stock ("Common Shares") and each holder of the issued and outstanding shares of the Company's Series C Cumulative Preferred Stock ("Preferred Shares" and, together with the Common Shares, the "Shares") entitled to vote at the meeting in order to furnish information relating to the business to be transacted at the meeting. The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998, including financial statements, as well as an announcement regarding the Company's new interactive stockholder information services, is being mailed to stockholders together with this Proxy Statement beginning on or about March 8, 1999. No part of such Annual Report or such announcement shall be regarded as proxy-soliciting material or as a communication by means of which any solicitation is made.

    We hope that you will be present at the meeting. If you cannot attend please validate the enclosed proxy by mail, by telephone or by using the Internet so that your shares will be represented. To validate a proxy by mail, please sign the enclosed proxy and return it in the accompanying envelope. The envelope is addressed and requires no postage. To validate a proxy by telephone or by using the Internet please follow the instructions located on the proxy card. You may revoke your proxy at any time before it is voted at the meeting. Each proxy duly validated and received prior to the meeting and not otherwise revoked will be voted according to its terms. Stockholders who receive more than one proxy card--due to the existence of multiple Common Share accounts--should validate all such proxies in order to be sure that all of the shares so owned are voted. All proxy procedures are designed to authenticate a stockholder's identity, allow voting instructions to be given and confirm that instructions have been properly recorded consistent with the requirements of applicable law. There may be costs incurred by a stockholder for use of the Internet and the telephone which are charged by Internet access providers and telephone companies.

    If no specific direction is marked on a duly validated proxy as to the manner of voting the proxy will be voted in accordance with the recommendations of the Board of Directors set forth herein. Please see page 22 of this Proxy Statement for more details regarding voting procedures.

    The Company will bear the cost of the preparation and solicitation of proxies, including the reasonable charges and expenses of brokerage firms or other nominees for forwarding proxy material to beneficial owners of Shares. In addition to solicitation by mail, proxies may be solicited by telephone, by facsimile, or personally by certain officers and regular employees of the Company and its subsidiaries without extra compensation. The Company has retained Georgeson & Co., 100 Wall Street, New York, New York to aid in the solicitation of proxies for a fee estimated at $7,500. The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    At the close of business on February 24, 1999, which is the record date fixed for determination of stockholders entitled to vote at the meeting, there were 170,793,734 Common Shares and 1,000,000 Preferred Shares outstanding, each entitled to one vote.

    As of February 24, 1999, the beneficial owners of 5% or more of any class of the Company's securities entitled to vote at the meeting and which were known to the Company were:

                                                        No. of Common      Percent
                  Name and Address                          Shares        of Class
-----------------------------------------------------  ----------------  -----------
Patrick G. Ryan                                           20,572,146(1)        12.0
  c/o Aon Corporation
  123 North Wacker Drive
  Chicago, IL 60606

Brinson Partners, Inc.                                    11,687,000(2)         6.8
  209 S. LaSalle Street
  Chicago, IL 60604

Capital Research and
 Management Company                                        8,531,000(2)         5.0
  333 South Hope Street
  Los Angeles, CA 90071

                                                       No. of Preferred    Percent
                  Name and Address                          Shares        of Class
-----------------------------------------------------  ----------------  -----------
W. Clement Stone                                                400,000          40
  c/o W. Clement Stone
  Enterprises, Inc.
  P.O. Box 649
  Lake Forest, IL 60045

Jessie V. Stone                                                 600,000          60
  c/o W. Clement Stone
  Enterprises, Inc.
  P.O. Box 649
  Lake Forest, IL 60045

---------

(1) Includes 14,909,625 Common Shares owned by Ryan Enterprises Corporation of Illinois or its wholly-owned subsidiaries ("REC") or by Ryan Holding Corporation of Illinois or its wholly-owned subsidiaries ("RHC"), 2,531 shares beneficially owned under the ESOP Account of the Aon Savings Plan and allocated to Mr. Ryan, and 197,120 shares beneficially owned and attributed to Mr. Ryan pursuant to his investment in the Aon Common Stock Fund of the Aon Savings Plan. Mr. Ryan, Mrs. Ryan and their children own all of the outstanding common stock of REC and RHC, and Mr. and Mrs. Ryan and two of their sons are the sole Directors of REC and RHC. Accordingly, the Common Shares held by REC and RHC are included in the shares beneficially owned by Mr. Ryan. Also includes 867,500 Common Shares held of record and beneficially owned by Mrs. Ryan; Mr. Ryan disclaims any beneficial interest in those shares. Under the terms of the separate ESOP Account of the Aon Savings Plan and under other terms of the Aon Savings Plan, as a participant in such plans Mr. Ryan is entitled to direct the manner in which the trustees will vote the shares allocated to him. Also includes 177,000 shares which Mr. Ryan has the right to acquire pursuant to presently exercisable stock options and options which will become exercisable within 60 days of February 24, 1999.

(2) Includes to the best knowledge of the Company all shares beneficially owned by its parents, subsidiaries and affiliates.

                               AGENDA ITEM NO. 1
                             ELECTION OF DIRECTORS

    Unless a proxy directs to the contrary, it is intended that the proxies will be voted for the election as Directors of the seventeen nominees named on the following pages to hold office until the next succeeding annual stockholders' meeting or until their respective successors are duly elected and qualify. All nominees are currently Directors of the Company, except Mr. Knight and Mr. O'Halleran, who have been nominated for the first time. While management has no reason to believe that any of the nominees will not be available to serve as a Director, if for any reason any of them should become unavailable, the proxies will be voted for such substitute nominees as may be designated by the Board of Directors. The Directors shall be elected by the vote of the majority of votes present in person or represented by proxy at the meeting. Accordingly, since votes withheld will count as present at the meeting (and will therefore also count towards the establishment of a quorum) a vote withheld for a nominee will adversely affect that nominee's ability to secure the necessary majority of the votes present at the meeting.

    Set forth on the following pages is biographical information concerning each management nominee for election as a Director, the nominee's principal occupation, the period during which the nominee has served as a Director of the Company including service as a Director or employee of Combined Insurance Company of America ("Combined Insurance"), a subsidiary of the Company, or Ryan Insurance Group, Inc. ("Ryan Group"), which merged with the Company in 1982. Ages shown for all Directors are as of December 31, 1998. There are no nominees for the Board other than the management nominees.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF ALL NOMINEES.

--------------------------------------------------------------------------------
PATRICK G. RYAN                                              Director since 1965

Patrick G. Ryan has been Chairman of the Board of the Company since 1990 and President and Chief Executive Officer of the Company since the merger of the Company and Ryan Group in 1982. Prior to the merger, Mr. Ryan served as Chairman of the Board and Chief Executive Officer of Ryan Group. He is a director of the Tribune Company and Sears, Roebuck and Co. and serves as Chairman of the Board of Trustees of Northwestern University and as a Trustee of Rush-Presbyterian-St. Luke's Medical Center. He serves as Chairman of the Executive Committee of the Company.

Age: 61

--------------------------------------------------------------------------------
DANIEL T. CARROLL                                            Director since 1980

Mr. Carroll has been Chairman of The Carroll Group, a management consulting firm, since 1982. From early 1980 until early 1982, he was President and Chief Executive Officer and a director of Hoover Universal, Inc. From 1975 until early 1980, he was President of Gould Inc. He is a director of A.M. Castle Co.; American Woodmark Corporation; Comshare, Inc.; Diebold, Inc.; Oshkosh Truck Corporation; Wolverine World Wide, Inc.; and Woodhead Industries, Inc. He serves as a member of the Audit Committee and the Investment Committee of the Company.

Age: 72

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FRANKLIN A. COLE                                             Director since 1984

Mr. Cole, since 1984, has been Chairman of Croesus Corporation, a personal investment company. From 1971 to 1984, he was Chairman and Chief Executive Officer of Walter E. Heller International Corporation (renamed Amerifin Corporation in January 1984), a worldwide diversified financial services company. Mr. Cole is also a director of CNA Income Shares, Inc.; Duff & Phelps Utilities Income Inc.; and Local Initiatives Support Corporation. He is a Life Trustee of Northwestern University and Chairman of The Human Relations Foundation of Chicago. He serves as a member of the Audit Committee and the Investment Committee of the Company.

Age: 72

--------------------------------------------------------------------------------
EDGAR D. JANNOTTA                                            Director since 1995

On January 2, 1996, William Blair & Company, L.L.C., an international investment banking firm, converted from a partnership at which time Mr. Jannotta was named Senior Director. Prior to this conversion, Mr. Jannotta joined William Blair & Company in May 1959 as an Associate, became a Partner in January 1965, Assistant Managing Partner in June 1973, Managing Partner in September 1977, and Senior Partner in January 1995. He is a director of AAR Corp.; Bandag, Incorporated; Molex Incorporated; Oil-Dri Corporation of America; and Unicom Corporation. He serves as a member of the Organization and Compensation Committee and the Investment Committee of the Company.

Age: 67

--------------------------------------------------------------------------------
LESTER B. KNIGHT                                                         Nominee

Mr. Knight became Vice Chairman and a director of Cardinal Health, Inc., a diversified healthcare service company, in February 1999 when Cardinal merged with Allegiance Corporation, the 1996 spin-off company from Baxter International, Inc. Mr. Knight was Chairman of the Board and Chief Executive Officer of Allegiance from 1996 until February 1999, and had been with Baxter from 1981 until 1996 where he served as corporate vice president from 1990, executive vice president from 1992, and as a director from 1995. He is Chairman and a director of The Baxter Allegiance Foundation. He is a director of Evanston Northwestern Healthcare and Junior Achievement of Chicago. He is a Trustee of Northwestern University and the Lincoln Foundation for Business Excellence.

Age: 40

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PERRY J. LEWIS                                               Director since 1972

Mr. Lewis has been a Partner of Morgan Lewis Githens & Ahn, an investment banking firm, for more than sixteen years. Until October 1, 1979, Mr. Lewis was Senior Vice President and a director of Smith Barney, Harris Upham & Co., Inc. He is a director of Chancellor Media Corporation; Gradall Industries, Inc.; ITI Technologies, Inc.; and Stuart Entertainment, Inc. Mr. Lewis is President of the Performing Arts Center Foundation, Inc. and serves as a director of The Aldrich Museum of Contemporary Art. He serves as a member of the Audit Committee and the Investment Committee of the Company.

Age: 60

--------------------------------------------------------------------------------
ANDREW J. MCKENNA                                            Director since 1970

Mr. McKenna served as a Director of Ryan Group from 1970 until 1982 when he was elected to the Board of Directors of the Company. He has been Chairman of Schwarz Paper Company, a printer, converter, producer and distributor of packaging and promotional materials, since 1979, Chief Executive Officer since 1967 and served as President from 1964 to 1995. He serves as a director of Dean Foods Company, McDonald's Corporation, Skyline Corporation, and the Tribune Company. He is Chairman of the Board of Trustees of the University of Notre Dame, and Chairman Emeritus and a Trustee of the Museum of Science and Industry. Mr. McKenna is also a director of Children's Memorial Hospital and the Lyric Opera. He serves as Chairman of the Nominating Committee and as a member of the Executive Committee and the Organization and Compensation Committee of the Company.

Age: 69

--------------------------------------------------------------------------------
NEWTON N. MINOW                                              Director since 1990

Mr. Minow, since 1991, has been Counsel to the Chicago law firm of Sidley & Austin where he served as Partner from 1965 to 1991. He served as Chairman of the Federal Communications Commission from 1961 to 1963. He is a director of Big Flower Press Holdings Inc.; and Manpower, Inc. Mr. Minow is former Chairman of the Carnegie Corporation of New York, an Advisory Trustee and former Chairman of the Board of Trustees of The RAND Corporation, and former Chairman of the Board of Governors of the Public Broadcasting Service. He is a Life Trustee of Northwestern University, a Life Trustee of the University of Notre Dame and is the Annenberg Professor of Communications and Law at Northwestern University. He serves as a member of the Organization and Compensation Committee and the Nominating Committee of the Company.

Age: 72

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RICHARD C. NOTEBAERT                                         Director since 1998

Mr. Notebaert has been Chairman of the Board, President and Chief Executive Officer of Ameritech Corporation, a full-service communications company, since April 1994. Mr. Notebaert served as President and Chief Executive Officer of Ameritech Corporation from January 1994 to April 1994, as President and Chief Operating Officer from June 1993 to January 1994 and as Vice Chairman from January 1993 to June 1993. Mr. Notebaert is a director of Sears, Roebuck and Co., a Charter Trustee of Northwestern University, a Trustee of the University of Notre Dame and the Chicago Symphony Orchestra. He is currently a member of The Business Council, The Business Roundtable, The Council on Competitiveness, The Chicago Council on Foreign Relations, The Civic Committee of The Commercial Club of Chicago and The Economic Club of Chicago. He serves as a member of the Organization and Compensation Committee and the Investment Committee of the Company.

Age: 51

--------------------------------------------------------------------------------
MICHAEL D. O'HALLERAN                                                    Nominee

Mr. O'Halleran is President and Chief Operating Officer of Aon Group, Inc., the global insurance brokerage and consulting unit of the Company. He has held his current position since 1995, served in other significant senior management positions within the Aon group of companies since 1987 and has more than 25 years of experience in the insurance and reinsurance industries. Mr. O'Halleran is a director of Cardinal Health, Inc. and served as a director of Allegiance Corporation prior to its merger with Cardinal Health in February, 1999. He is also a director of Optimark Technologies, Inc. and the College of Insurance. He serves on the Arts and Letters Advisory Board at the University of Notre Dame and is a trustee of Dublin City University in Dublin.

Age: 48

--------------------------------------------------------------------------------
DONALD S. PERKINS                                            Director since 1983

Mr. Perkins retired from Jewel Companies Inc., a diversified retailer, in 1983. He had been with Jewel since 1953, serving as President from 1965 to 1970, as Chairman of the Board of Directors from 1970 to 1980, and as Chairman of its Executive Committee until his retirement. He is a director of Cummins Engine Company, Inc.; LaSalle Hotel Properties; LaSalle Street Fund, Inc.; LaSalle U.S. Realty Income & Growth Fund, Inc.; Lucent Technologies; Nanophase Technologies; The Putnam Funds; Ryerson Tull, Inc.; and Springs Industries, Inc. He is Vice Chairman of the Board of Trustees of Northwestern University. He serves as Chairman of the Organization and Compensation Committee and as a member of the Nominating Committee of the Company.

Age: 71

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
JOHN W. ROGERS, JR.                                          Director since 1993

Mr. Rogers is President of Ariel Capital Management, Inc., an institutional money management firm which he founded in 1983. Ariel Capital Management also serves as the investment advisor, administrator and distributor for Ariel Mutual Funds. He is also a director of Bank One Corporation; Burrell Communications Group Inc.; and GATX Corporation. Mr. Rogers is President of the Board of Commissioners of the Chicago Park District; Director of the Chicago Urban League; Former Member of the Board of Governors of the National Association of Securities Dealers, Inc.; Trustee of Rush-Presbyterian-St. Luke's Medical Center; Board Member of the Chicago Symphony Orchestra; Director of Family Focus, Inc.; Member of the Council on the Graduate School of Business of the University of Chicago; and a former member of the Board of Trustees of Princeton University. He serves as a member of the Audit Committee and the Investment Committee of the Company.

Age: 40

--------------------------------------------------------------------------------
GEORGE A. SCHAEFER                                           Director since 1991

Mr. Schaefer is a Director of Caterpillar Inc., the construction machinery and equipment manufacturing company. He served as Chairman and Chief Executive Officer of Caterpillar from 1985 until his retirement in July, 1990 and served in other senior management positions during the course of his career with Caterpillar which began in 1951. He is a director of Helmerich & Payne, Inc. and an honorary member of The Business Council. He serves as Chairman of the Audit Committee and as a member of the Organization and Compensation Committee of the Company.

Age: 70

--------------------------------------------------------------------------------
RAYMOND I. SKILLING                                          Director since 1977

Mr. Skilling has served as Executive Vice President and Chief Counsel of the Company since 1980. Between 1976 and 1980 he served as Executive Vice President--Planning and Implementation. Prior to that he was a partner in the international law firm now called Clifford Chance, headquartered in London, England. Mr. Skilling has been a legal advisor to the Company since 1967. He serves as a member of the Executive Committee of the Company.

Age: 59

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FRED L. TURNER                                               Director since 1991

Mr. Turner is Senior Chairman and a director of McDonald's Corporation, the international fast food restaurant franchising company. Mr. Turner joined McDonald's Corporation in 1956 and assumed his current position in 1990, after serving that company as Chairman of the Board and Chief Executive Officer. Mr. Turner is also a director of Baxter International, Inc.; W.W. Grainger, Inc.; and a member of Ronald McDonald House Charities. He serves as a member of the Organization and Compensation Committee and as Chairman of the Investment Committee of the Company.

Age: 65

--------------------------------------------------------------------------------
ARNOLD R. WEBER                                              Director since 1991

Dr. Weber is President Emeritus of Northwestern University, where he served as President from 1985 until 1994 and as Chancellor from January 1, 1995. From 1980 to 1985, Dr. Weber was President of the University of Colorado. Dr. Weber has also held various senior federal government positions including Executive Director of the Cost of Living Council and Associate Director of the Office of Management and Budget. He is a director of Burlington Northern Santa Fe Corporation; Inland Steel Industries, Inc.; PepsiCo, Inc.; Deere & Company; and the Tribune Company. He is a trustee of the University of Notre Dame. He serves as a member of the Audit Committee and the Investment Committee of the Company.

Age: 69

--------------------------------------------------------------------------------
DR. CAROLYN Y. WOO                                           Director since 1998

Dr. Woo assumed the deanship of the College of Business at the University of Notre Dame in July 1997. From 1995 to 1997, she served as Associate Executive Vice President of Academic Affairs at Purdue University and from 1993 to 1995 as Director of the Professional Master's Programs in the Krannert School of Management at Purdue University. She joined Purdue University as an Assistant Professor in 1981 and was promoted to Full Professor in 1991. Dr. Woo currently serves on the Board of Directors of Arvin Industries Inc.; Bindley-Western Industries, Inc.; and of NIPSCO Industries, Inc. She serves as a member of the Audit Committee and the Nominating Committee of the Company.

Age: 44

--------------------------------------------------------------------------------

                           OWNERSHIP OF COMMON SHARES

    The following table sets forth the number of Common Shares beneficially owned as of February 24, 1999 by each Director, each nominee for Director, by the Chief Executive Officer Patrick G. Ryan and by each of the other four most highly compensated executives (the "Named Executives"), and by all Directors, nominees and the Named Executives combined. Named Executives are indicated by a double asterisk. As used in this Proxy Statement, "beneficially owned" means a person has, or may have within 60 days, the sole or shared power to vote or direct the voting of a security and/or the sole or shared investment power with respect to a security (i.e., the power to dispose or direct the disposition of a security). The table therefore does not include the "phantom stock" shares held under the Outside Director Deferred Compensation and Stock Award Plans (see "Compensation of the Board of Directors"), the Aon Deferred Compensation Plan, the Aon Supplemental Savings Plan (see "Executive Compensation"), or the Aon Stock Award Plan (see "Organization and Compensation Committee Report--Long Term Incentive Compensation") except as noted in footnote 8.

                                                                                     No. of Shares
                                                                                      Beneficially       Percent of
Name of Beneficial Owner                                                                Owned(1)          Class(2)
--------------------------------------------------------------------------------  --------------------  -------------
Patrick G. Ryan**(3)(4)(8)......................................................         20,572,146            12.0
Daniel T. Carroll(9)............................................................              2,475               *
Franklin A. Cole(9).............................................................              2,700               *
Daniel T. Cox**(3)(4)(7)(8).....................................................             67,730               *
Edgar D. Jannotta(9)............................................................             37,350               *
Lester B. Knight(9).............................................................             10,000               *
Perry J. Lewis(9)...............................................................              4,500               *
Andrew J. McKenna(9)............................................................             17,850               *
Harvey N. Medvin**(3)(4)(7)(8)(10)..............................................            641,617               *
Newton N. Minow(3)(9)...........................................................             90,030               *
Richard C. Notebaert(9).........................................................              1,000               *
Michael D. O'Halleran**(3)(4)(7)................................................            104,991               *
Donald S. Perkins(5)(9).........................................................              6,975               *
John W. Rogers, Jr.(6)(9).......................................................              3,762               *
George A. Schaefer(9)...........................................................              5,850               *
Raymond I. Skilling**(3)(4)(7)(8)...............................................            452,669               *
Fred L. Turner(9)...............................................................              3,205               *
Arnold R. Weber(9)..............................................................              1,575               *
Carolyn Y. Woo(9)...............................................................                675               *
All Directors and Named Executives combined (19 persons)........................         22,025,098            12.8

---------

(1) The Directors and Named Executives, and all Directors and the Named Executives combined, have sole voting power and sole investment power over the Common Shares listed, except as indicated in note (3) and in the table below:

                                                                     Number of
                                                                      Common       Voting    Investment
                                                                      Shares        Power      Power
                                                                   -------------  ---------  ----------
Patrick G. Ryan..................................................     14,909,625   Shared      Shared
Franklin A. Cole.................................................          2,700   Shared      Shared
Arnold R. Weber..................................................          1,575   Shared      Shared
Michael D. O'Halleran............................................         25,992   Shared      Shared

(2) An asterisk indicates that the percentage of shares beneficially owned by the named individual does not exceed one percent (1%) of the Company's Shares.

(3) Includes the following Common Shares beneficially owned by members of the immediate family of the directors and Named Executives: 867,500 by Mrs. Ryan; 3,650 by Mrs. Cox; 650 by Mr. Cox's son; 3,375 by Mrs. Medvin; 33,750 by Mrs. Minow; 67,734 by Mrs. O'Halleran; and 249,889 by Mrs. Skilling (Mrs. Skilling and Mrs. Ryan are sisters). As to the Common shares so held, the directors and Named Executives disclaim beneficial ownership.

(4) Includes beneficial interest in the allocated shares of the ESOP Account of the Aon Savings Plan, and includes beneficial interest in attributable shares of the Aon Common Stock Fund of the Aon Savings Plan. The shares of the ESOP Account and the Aon Common Stock Fund of the Aon Savings Plan are voted by the trustees as directed by their respective participants.

(5) Excludes 6,921,857 Common Shares held in trust by The Putnam Funds for which Mr. Perkins is a trustee and has shared voting and investment power. As to the Common Shares so held, Mr. Perkins disclaims beneficial ownership.

(6) Ariel Capital Management, Inc., of which Mr. Rogers is President and Founder, does not beneficially own any Common Shares nor has it beneficially owned any Common Shares during Mr. Roger's tenure of the Board of the Company.

(7) Does not include shares awarded under the Aon Stock Award Plan which are not yet vested. See "Summary Compensation Table." Also does not include shares awarded which have vested but receipt of which have been deferred under the Aon Stock Award Plan. Such shares are credited to a bookkeeping account on a dividend reinvested basis. Accumulated balances as of December 31, 1998 were as follows: Mr. Cox, 21,669; Mr. Medvin, 13,652; Mr. O'Halleran, 4,581.

(8) Includes the following number of Common Shares which the respective Directors and Named Executives will have the right to acquire pursuant to presently exercisable employee stock options, or stock options or stock awards which will become exercisable or vested within 60 days following February 24, 1999: Patrick G. Ryan, 177,000; Daniel T. Cox, 24,375; Harvey
    N. Medvin, 41,875; Raymond I. Skilling, 10,500.

(9) Does not include the number of Common Shares equal to $50,000 which each Outside Director will be awarded on April 16, 1999 pursuant to the Aon Outside Director Stock Award Plan. See "Compensation of the Board of Directors."

(10) Excludes 6,500 shares owned by a charitable foundation for which Mrs. Medvin acts as a trustee and has shared voting and investment control.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based on the Company's review of copies of Forms 3, 4 and 5 and amendments thereto furnished to the Company since January 1, 1998, all Directors and officers of the Company have timely reported all transactions to the Securities and Exchange Commission, except only that the Form 4 concerning Mr. Medvin's exercise of an option to purchase 1,000 Common Shares in May, 1998 was filed the following month after the tenth day of that month.

                     COMPENSATION OF THE BOARD OF DIRECTORS

CASH COMPENSATION AND STOCK AWARDS

    Prior to October 1, 1998, each Director not a salaried employee of the Company (an "outside Director") received a $20,000 yearly retainer for services to the Board of Directors. In addition, the Chairman of each of the Nominating, the Organization and Compensation, the Audit, and the Investment committees received an additional $2,500 annual retainer for services in such capacity, and each outside Director received $750 for each Board and Board Committee meeting attended. Effective

October 1, 1998, each outside Director receives a $30,000 yearly retainer for services to the Board of Directors. No additional fees are payable for Board or committee meeting attendance or for service chairing a committee.

    Under the Aon Outside Director Stock Award Plan (as amended) (the "Award Plan"), each outside Director is granted a number of Common Shares equal to $50,000 each year following their election to the Board of Directors at the annual meeting of stockholders. Any outside Director elected to the Board other than at the annual stockholder's meeting receives a pro rata number of Common Shares based upon the number of full months of service. Previously, each outside Director was granted 675 Common Shares (as adjusted for the May 1997 stock split).

    In addition, under the Award Plan, outside Directors are also entitled to certain deferred benefits when they retire from the Board. The Award Plan provides for an amount to be credited to an account on behalf of each outside Director, as follows:

       (i) $10,000 for each annual period of Board service prior to 1994, but not more than $100,000 in the aggregate; and

       (ii) $20,000 per annum for each annual period of service commencing with April 15, 1994.

The pre-1994 amount will accrue pro rata over the number of years between 1994 and the April of the year following each Director's 72nd birthday. The benefit for the years of service commencing in 1994 will accrue in full on each service anniversary date. Upon retirement from the Board, or upon death or disability, the vested value accumulated in the account as to a particular outside Director (the "Accrued Vested Retirement Amount") will be distributed in ten substantially equal installments consisting of Common Shares.

    In 1994, the Company established an Outside Director Bequest Plan (the "Bequest Plan"). The purpose of the Bequest Plan is to acknowledge the service of outside Directors, to recognize the mutual interest of the Company and its outside Directors in supporting worthy charitable institutions and to assist the Company in attracting and retaining outside Directors of the highest caliber. The company is funding the Bequest Plan generally through the maintenance of life insurance policies on its outside Directors. The charitable donations by the Company will be directed to charitable institutions designated by the outside Directors. The Bequest Plan is designed so that upon the deaths of specified outside Directors, it will then donate a maximum of $100,000 per outside Director each year for ten years in the name of the outside Director to tax qualified institutions designated by the outside Director. Individual outside Directors derive no financial benefit from the Bequest Plan since any and all insurance proceeds and tax deductible charitable donations accrue solely to the Company. An outside Director is not eligible to participate in the Bequest Plan until he or she has completed one full year of service on the Board. The Board retains at all times the right to terminate the Bequest Plan and to decline to make any requested bequest if, in the Board's judgment, doing so is in the best interests of the Company and its stockholders.

DEFERRED COMPENSATION

    Pursuant to the outside Director Deferred Compensation Plan (the "Deferred Plan"), and pursuant to the Award Plan, outside Directors may defer cash compensation and Common Shares earned into phantom stock accounts, the value of which is measured by reference to Common Shares.

    Under the Deferred Plan, outside Directors elect that portion of the annual retainer (referred to as "Fees") which will be credited to either a cash account, the earnings of which are based on one-year Treasury bills, or a stock account whose value is based upon the performance of the Common Shares on a dividend reinvested basis. The cash account is a bookkeeping device only and no funds are actually invested or set aside for the outside Directors' benefit. The outside Directors' stock accounts are credited with the number of phantom shares that could have been purchased at the average of the high and low price of the Common Shares on the date the Fees are earned. The phantom stock account does not consist of actual shares, but is maintained for bookkeeping purposes only. As dividends are declared and paid on Common Shares, each outside Director's phantom stock account, for bookkeeping purposes, is credited with the dividends which would have been earned if Common Shares had been purchased and the funds so credited are treated as if reinvested in Common Shares. Each participating outside Director specifies a payout schedule, including a commencement date, pursuant to which the Company will distribute to the outside Director the amount in the outside Director's cash account and either the cash equivalent of the amount in the outside Director's phantom stock account, or Common Shares equal to the number of shares of phantom stock.

    Under the Award Plan, outside Directors may also elect to defer receipt of annual award of Common Shares and instead maintain a phantom stock account. As dividends are declared on Common Shares, each outside Director's phantom stock account, for bookkeeping purposes, is credited with the dividends which would have been earned if Common Shares had been received and the funds so credited are treated as if reinvested in Common Shares. Outside Directors may choose a time and schedule for pay-out of the phantom stock account in Common Shares plus the cash equivalent of any fractional shares.

    Although not required under relevant proxy rules, each year since 1993 the Company has voluntarily reported to stockholders the total number of shares credited to the outside Directors' respective phantom stock accounts under the Deferred Plan and under the Award Plan ("Phantom Shares"), and the number of Common Shares representing the Accrued Vested Retirement Amount (the "Retirement Shares") for each outside Director under the Award Plan. The following table shows all such account balances as of December 31, 1998:

                                                                   Phantom   Retirement
Director                                                           Shares      Shares
----------------------------------------------------------------  ---------  -----------
Daniel T. Carroll...............................................     28,710       4,750
Franklin A. Cole................................................     36,247       4,222
Edgar D. Jannotta...............................................      5,849         392
Lester B. Knight................................................        n/a         n/a
Perry J. Lewis..................................................      6,980       2,771
Andrew J. McKenna...............................................     28,953       3,430
Newton N. Minow.................................................      8,685       3,166
Richard C. Notebaert............................................      1,141         n/a
Donald S. Perkins...............................................     17,637       4,222
John W. Rogers, Jr. ............................................      7,351       1,070
George A. Schaefer..............................................      3,900       1,794
Fred L. Turner..................................................     12,474       1,679
Arnold R. Weber.................................................      9,377       1,755
Carolyn Y. Woo..................................................        n/a         n/a
                                                                  ---------  -----------
        Total...................................................    167,304      29,251

    The Company intends to continue to make this voluntary disclosure in future years.

                 THE BOARD OF DIRECTORS COMMITTEES AND MEETINGS

    The Board of Directors of the Company has appointed standing committees, including Executive, Audit, Investment, Organization and Compensation, and Nominating committees. Membership on the committees since the last annual meeting of the Board in 1998 has been as follows:

                                                                Organization and
    Executive              Audit              Investment          Compensation           Nominating
------------------  --------------------  -------------------  -------------------  --------------------
Patrick G. Ryan(1)  George A.             Fred L. Turner(1)    Donald S.            Andrew J. McKenna(1)
                    Schaefer(1)                                Perkins(1)
Andrew J. McKenna   Daniel T. Carroll     Daniel T. Carroll    Edgar D. Jannotta    Newton N. Minow
Raymond I.          Franklin A. Cole      Franklin A. Cole     Andrew J. McKenna    Donald S. Perkins
Skilling
                    Perry J. Lewis        Edgar D. Jannotta    Newton N. Minow      Carolyn Y. Woo
                    John W. Rogers Jr.    Perry J. Lewis       Richard C.
                                                               Notebaert
                    Arnold R. Weber       Richard C.           George A. Schaefer
                                          Notebaert
                    Carolyn Y. Woo        John W. Rogers Jr.   Fred L. Turner
                                          Arnold R. Weber

---------

(1) Chairman.

    When the Board of Directors is not in session, the Executive Committee is empowered to exercise such powers and authority in the management of the business and affairs of the Company as would be exercised by the Board of Directors, subject to certain exceptions. The Executive Committee met twice during 1998, and acted by unanimous written consent on three occasions.

    The Audit Committee provides assistance to the Board of Directors in discharging its responsibilities in connection with the financial and accounting practices of the Company and the internal controls related thereto, and represents the Board of Directors in connection with the services rendered by the Company's independent auditors. The Audit Committee met three times during 1998.

    The Investment Committee is responsible for the formation of broad investment policy applicable to the operating subsidiaries of the Company. This policy is implemented by all subsidiaries based on the specific financial requirements of the individual units. The Investment Committee met five times during 1998.

    The Nominating Committee recommends nominees to the Board to fill vacancies or as additions to the Board of Directors. Although the Committee does not specifically solicit suggestions from stockholders regarding possible candidates, the Committee will consider stockholders' recommendations. Suggestions, together with a description of the proposed nominee's qualifications, stock holdings in the Company, other relevant biographical information, and an indication of the willingness of the proposed nominee to serve, should be sent to the Corporate Secretary of the Company. Suggestions may be submitted at any time of year but should be received by November 8, 1999 in order to be considered in connection with the annual meeting of the Company's stockholders in the spring of 2000. The Nominating Committee met twice during 1998 to consider an increase in the authorized number of directors from fifteen to seventeen, to be effective April 16, 1999, and to consider nominees for the two new director positions. The Committee members, together with the full Board, unanimously approved the increase in the number of authorized directors and recommended Lester B. Knight and Michael D. O'Halleran as nominees for election at the annual meeting of the Company to be held on April 16, 1999.

    The Organization and Compensation Committee annually reviews and determines the compensation of the Chairman, President and Chief Executive Officer of the Company. The Organization and Compensation Committee also reviews, advises and consults with the Chairman, President and Chief Executive Officer on the compensation of other officers and key employees and as to the Company's policy on compensation. The Organization and Compensation Committee also administers the Aon Stock Option Plan, the Aon Stock Award Plan and the Aon Deferred Compensation Plan, including granting stock options and stock awards and interpreting the plans, and has general oversight responsibility with respect to the Company's other employee benefit programs. In addition, the Organization and

Compensation Committee also renders advice and counsel to the Chairman, President and Chief Executive Officer on the selection of senior officers of the Company and key executives of the Company's major subsidiaries. The Organization and Compensation Committee met five times during 1998.

    The Board of Directors met six times during 1998 and acted by unanimous written consent on two occasions. All incumbent Directors attended at least 75% of the meetings of the Board and all committees of the Board on which the respective Directors served.

                             EXECUTIVE COMPENSATION

    The following table discloses compensation received by the Company's Chief Executive Officer and the other Named Executives for the three fiscal years ended December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                      Annual Compensation                      Long-Term Compensation
                                         ----------------------------------------------  ----------------------------------
                                                                               Other                                All
                                                                              Annual     Restrictive               Other
                                                                              Compen-      Stock                  Compen-
          Name and Principal                                                  sation      Award(s)    Options     sation
               Position                    Year      Salary $    Bonus $         $         ($)(1)       (#)       ($)(2)
---------------------------------------  ---------  ----------  ----------  -----------  ----------  ---------  -----------
Patrick G. Ryan........................       1998   1,088,461   1,890,000     271,635(3)              215,000     363,771
 Chairman, President, Chief                   1997   1,032,692     731,250     258,114                 225,000     187,637
 Executive Officer & Director                 1996     957,692   1,620,000     178,659                 100,000     184,513
Daniel T. Cox..........................       1998     464,230     600,750                              20,000     132,927
 Executive Vice President                     1997     439,231     456,750                                          91,617
                                              1996     415,385     528,000                  515,000                 72,244
Harvey N. Medvin.......................       1998     533,076     765,000                              20,000     145,219
 Executive Vice President,                    1997     501,923     356,250                              25,000      95,893
 Chief Financial Officer & Treasurer          1996     463,462     637,500                  772,500     22,500      86,142
Michael D. O'Halleran(4)...............       1998     884,615   1,125,000                2,615,625                241,090
 President & Chief Operating                  1997     750,000     582,500                                         125,623
 Officer of Aon Group, Inc.                   1996     750,000     850,000     302,630    1,490,625                525,611
Raymond I. Skilling....................       1998     529,230     765,000                                         164,430
 Executive Vice President,                    1997     501,923     356,250                  650,625     35,000      97,376
 Chief Counsel & Director                     1996     463,462     637,500                                          87,550

---------

(1) As of December 31, 1998, the Named Executives held the following number of unvested shares of restricted stock granted pursuant to the Aon Stock Award Plan, the vesting schedule for which and the market value (the average high and low price on the relevant date) of which, on the dates of grant and as of year-end 1998 are respectively set forth below:

                                              No. Shares   Date of Grant  December 31, 1998      Last Vesting
                                               Unvested      Value ($)          Value                Date
                                              -----------  -------------  ------------------  -------------------
Patrick G. Ryan.............................         -0-            -0-                -0-                    -0-
Daniel T. Cox...............................      34,125        836,375          1,889,672         March 14, 2006
Harvey N. Medvin............................      39,000      1,136,500          2,159,625         March 14, 2006
Michael D. O'Halleran.......................     193,128      6,153,910         10,694,462        January 2, 2008
Raymond I. Skilling.........................      27,000        936,625          1,495,125         March 20, 2007

No dividends are paid on shares of unvested restricted stock.

(2) Amounts disclosed in this column include:

    (a) Company contributions of $15,446 in fiscal year 1998 under the Aon Savings Plan, a defined contribution plan, on behalf of each of the Named Executives.

    (b) Company contributions of the following amounts in fiscal year 1998 under the Aon Supplemental Savings Plan on behalf of Mr. Ryan, $272,091; Mr. Cox, $87,366; Mr. Medvin, $91,406; Mr. O'Halleran, $178,560; and Mr.
       Skilling, $109,497.

    (c) Company contributions of the following amounts in fiscal year 1998 under the Aon Executive Life Insurance Plan, a split-dollar arrangement, on behalf of Mr. Ryan, $76,234; Mr. Cox, $30,115; Mr. Medvin, $38,368; Mr.
       O'Halleran, $47,084; and Mr. Skilling $39,487.

(3) Represents the value of personal use of a company-owned automobile and aircraft.

(4) Mr. O'Halleran and a subsidiary of the Company have entered into an employment contract which provides for employment terminable with or without cause, and: an annual base salary of not less than $750,000; stock awards in the amount of 20,000 shares (subject to subsequent stock splits) which were made on January 1 of 1994, 1996 and 1998; restrictive covenants and confidentiality provisions for the benefit of the Company; additional compensation upon death or disability or upon termination without cause equal to one times annual base salary; and additional compensation of $750,000 per year for two years upon termination without cause conditioned on compliance with the restrictive covenants. The contract renews each year unless notice of non-renewal is given not less than 30 days prior to December 31 of each year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES(1)

    The following table provides information on stock option exercises in fiscal 1998 by each of the Named Executives:

                                                                                         Value of Unexercised
                                                              Shares Subject to          In-the-Money Options
                                   Shares        Value     Options Fiscal Year-End     at Fiscal Year End($)(2)
                                  Acquired     Realized   --------------------------  --------------------------
             Name                on Exercise    ($)(1)    Exercisable  Unexercisable  Exercisable  Unexercisable
------------------------------  -------------  ---------  -----------  -------------  -----------  -------------
Patrick G. Ryan...............          -0-          -0-      90,000        710,000     2,919,375     9,721,881
Daniel T. Cox.................          -0-          -0-      11,250         31,250       368,281       368,281
Harvey N. Medvin..............        3,500      149,889      19,000         90,000       621,986     1,268,593
Michael D. O'Halleran.........          -0-           --         -0-            -0-            --            --
Raymond I. Skillilng..........          -0-           --       4,500         46,250       147,312       450,311

---------

(1) Based upon the average high and low price of the Common Shares as of the date exercised.

(2) Based upon the average high and low price of the Common Shares as of December 31, 1998.

                       OPTION GRANTS IN 1998 FISCAL YEAR

    Information regarding options to purchase shares of the Company's Common Stock which were granted to Named Executives during 1998 is set forth below. All such options are subject to the terms of the Aon Stock Option Plan (1).

                                                                                                     Grant Date
                                        Individual Grants                                               Value
-------------------------------------------------------------------------------------------------  ---------------
                                             Number of    Percent of
                                            securities   total options
                                            underlying    granted to    Exercise or                  Grant Date
                                              option     employees in   base price    Expiration       Present
                   Name                       granted     fiscal year     ($/Sh)         Date        Value($)(2)
------------------------------------------  -----------  -------------  -----------  ------------  ---------------
Patrick G. Ryan...........................     215,000         14.70         65.00      3/20/2008       3,539,397
Daniel T. Cox.............................      20,000          1.37         65.00      3/20/2008         329,246
Harvey N. Medvin..........................      20,000          1.37         65.00      3/20/2008         329,246
Michael D. O'Halleran.....................         -0-           -0-            --             --              --
Raymond I. Skilling.......................         -0-           -0-            --             --              --

---------

(1) The total amount of shares disclosed in the above table will vest for each person in accordance with the normal vesting schedule as follows: On March 20, 2001, 30% of the total granted; on March 20, 2002, 20% of the total granted; on March 20, 2003, 20% of the total granted; and on March 20, 2004, 30% of the total granted.

(2) Based upon the Black-Scholes Option Pricing Model assuming a volatility rate of 20%, a risk-free interest rate of 6%, a dividend yield of 2% and that
    1.35 years on average elapse between vesting and exercise.

                               PENSION PLAN TABLE

    The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age (65 years) under the Company's qualified defined benefit pension plan (the "Aon Pension Plan"), as well as under the non-qualified supplemental pension plan (the "Excess Benefit Plan"). The Excess Benefit Plan provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits, based on remuneration that is covered under the plans and years of service with the Company and its subsidiaries:

                                                          Years of Service
                         -----------------------------------------------------------------------------------
Remuneration ($)            10         15         20          25           30           35           40
-----------------------  ---------  ---------  ---------  -----------  -----------  -----------  -----------
1,000,000..............    156,138    200,783    245,428      290,073      334,718      375,411      420,708
1,250,000..............    195,574    251,584    307,593      363,603      419,613      470,649      527,310
1,500,000..............    235,010    302,385    369,760      437,134      504,509      565,887      633,913
1,750,000..............    274,446    353,186    431,925      510,665      589,404      661,124      740,515
2,000,000..............    313,882    403,987    494,091      584,196      674,300      756,362      847,118
2,250,000..............    353,318    454,788    556,257      657,727      759,196      851,600      953,721
2,500,000..............    392,755    505,589    618,423      731,257      844,092      946,837    1,060,323
2,750,000..............    432,191    556,390    680,589      804,788      928,987    1,042,075    1,166,926
3,000,000..............    471,627    607,191    742,755      878,319    1,013,883    1,137,313    1,273,528

    A participant's remuneration covered by the Aon Pension Plan and the Excess Benefit Plan is the average of base salary for each fiscal year prior to 1994, and the aggregate of base salary and certain eligible bonus payments for the 1994 fiscal year and each fiscal year thereafter, for the five consecutive calendar plan years during the last ten years of the participant's career for which such average is the highest or, in the case of a participant who has been employed for less than five full calendar years, the period of employment with the Company and its subsidiaries. Covered compensation and the estimated years of service for each individual comprising the Named Executives as of December 31, 1998 are: Mr. Ryan $2,978,461 and 20 years; Mr. Cox $1,064,980 and 12 years; Mr. Medvin $1,298,076 and 20 years; Mr. O'Halleran $2,009,615 and 10 years; and Mr. Skilling $1,294,230 and 22 years. The annual pension amounts included in the table above are based upon the following assumptions: (1) retiring participants have attained age 65 and are fully vested, and (2) retiring participants have chosen to have benefits payable as straight life annuities.

                    ORGANIZATION AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

PHILOSOPHY

    The Company's executive compensation program is designed to attract, retain and motivate top quality and experienced individuals. The program provides competitive compensation opportunities while supporting a pay for performance culture that emphasizes at risk compensation. As such the program is heavily oriented toward incentive compensation tied to both short and long term financial goals which are considerably linked to the interests of stockholders.

    The executive compensation program is administered by the Organization and Compensation Committee of the Board (the "Compensation Committee") consisting entirely of outside Directors. In this capacity the Compensation Committee determines the compensation for the Company's Chief Executive Officer, Patrick
G. Ryan, and the compensation of the other Named Executives in consultation with Mr. Ryan. In addition, the Compensation Committee advises and consults with Mr. Ryan regarding the compensation of other officers and key employees.

COMPONENTS

    There are three distinct components to the executive compensation program:

    - Base Salary

    - Short Term Incentive Compensation

    - Long Term Incentive Compensation

BASE SALARY

    Base salaries for the Named Executives are established at levels considered appropriate in light of the executives' responsibilities and performance versus the competitive market. In 1998, the median increase in base salary for the Named Executive Officers as a group was 5.62% which reflected both the competitive labor market and the Company's favorable performance during 1997.

SHORT TERM INCENTIVE COMPENSATION

    During 1995, the stockholders approved the 1995 Senior Officer Incentive Compensation Plan (the "Incentive Plan"). The Incentive Plan is designed to permit amounts to be paid thereunder during fiscal year 1996 and thereafter to qualify as performance based compensation as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, thereby enhancing the ability of the Company to deduct the full amount paid to the Named Executive even though any such individual's total compensation may exceed $1,000,000.

    Under the terms of the Incentive Plan each Named Executive was eligible to receive a maximum award of 180% of the prior year's Base Salary. However, in no event could an award exceed $3,000,000. Payment of awards is further conditioned on the Company's achievement of annually established performance thresholds which are materially linked to the interests of stockholders. It is important to note that the Incentive Plan provides the Compensation Committee the discretion to grant awards which are less than the amounts provided for on an aggregate or individual basis, based upon objective and subjective performance criteria tailored to each individual as discussed below.

    Objective criteria include, but are not limited to, achievement of profit objectives, actual versus target annual operating budget performance and actual versus target revenue growth, either as to the Company as a whole, or in part as to those executives responsible for a specific operating unit.

    Subjective performance criteria encompass evaluation of the initiative and contribution to the overall Company performance and any special projects that each Named Executive may have undertaken or was assigned.

LONG TERM INCENTIVE COMPENSATION

    Both the Aon Stock Award Plan and the Aon Stock Option Plan reward executives for long term strategic management and subsequent enhancement of stockholder value by providing the executive with an opportunity to acquire an appropriate ownership interest in the Company.

    The Aon Stock Award Plan has become an effective tool in the attraction and retention of key individuals. The awards are subject to a ten year vesting schedule which by design provides for a significant incentive for award recipients to continue their service with the Company.

    In addition, awards are made based on the Compensation Committee's and the Chief Executive Officer's assessment of an executive's past performance, an appraisal of the executive's talents and other strengths, and most significantly the long term contribution the executive can make to the Company's performance. Furthermore, the Compensation Committee takes into consideration awards previously made to an executive, and the number of awards outstanding in the aggregate to all award recipients.

    During fiscal year 1998, grants under the Aon Stock Award Plan were made to one of the Named Executives as detailed in the Summary Compensation Table, while the following shares of Common Stock became vested pursuant to grants made in years prior to 1998:

                                                                                                         Vesting
                                                                                             Vested       Date
                                                                                             Shares     Value ($)
                                                                                            ---------  -----------
Patrick G. Ryan...........................................................................         (1)          (1)
Daniel T. Cox.............................................................................     14,625      862,735
Harvey N. Medvin..........................................................................     22,125    1,414,594
Michael D. O'Halleran.....................................................................     25,297    1,525,154
Raymond I. Skilling.......................................................................     14,250      812,227

---------

(1) Mr. Ryan, though eligible, is not currently participating in the Aon Stock Award Plan.

    In general, options under the Aon Stock Option Plan are granted on a criteria similar to, and for similar purposes as, those for the granting of awards under the Aon Stock Award Plan. For more detailed information regarding the options granted to the Named Executives refer to the table Executive Compensation--Options Grants in 1998 Fiscal Year. For more detailed information regarding options exercised by the Named Executives during 1998 please refer to the table Executive Compensation--Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.

CEO COMPENSATION

    The Compensation Committee regards the evaluation of the Chief Executive Officer, Mr. Ryan, as a critical Board of Directors responsibility. As such, Mr. Ryan's compensation components are determined following an annual review of his and the Company's performance conducted collectively, without

Mr. Ryan, by all outside Directors of the Company. During this review, the Compensation Committee and the other outside Directors discuss in detail the extent to which Mr. Ryan had achieved both his objective and subjective performance goals.

    As a result of Mr. Ryan's outstanding performance for 1997 the Compensation Committee, in consultation with the other outside Directors, has determined that Mr. Ryan merits the maximum annual incentive award payable under the Incentive Plan. Furthermore, it is believed that the annual incentive award paid in 1998 to Mr. Ryan is consistent with the Peer Group considering both the Company's financial performance and Mr. Ryan's individual performance.

    For 1998 Mr. Ryan was granted an option to purchase 215,000 Common Shares subject to the normal provisions of the Aon Stock Option Plan. The Compensation Committee believes that this grant is an integral component of Mr. Ryan's total compensation package and provides a direct link to the interests of stockholders. In fact for 1998, 54% of Mr. Ryan's total compensation package was associated with long term incentives in the form of stock options. For more detailed information regarding Mr. Ryan's grant please refer to the table Executive Compensation--Option Grants in 1998 Fiscal Year.

COMPENSATION CONSULTANT AND COMPETITIVE DATA

    In order to ensure that the compensation program is competitive and appropriate, the Compensation Committee annually reviews the levels of executive compensation from a number of general survey sources, with a focus on available data relating to the Named Executives being considered. In addition, the Compensation Committee periodically retains a nationally recognized compensation consultant unaffiliated with the Company. The compensation consultant assists the Compensation Committee by providing an in-depth analysis of the compensation policies and practices of the Peer Group companies and a comparison thereof to the Company's with specific emphasis on the position of Chief Executive Officer. The Peer Group consists of the companies used to prepare the Performance Graph following this report.

    SUBMITTED BY THE ORGANIZATION AND COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

Donald S. Perkins         Andrew J. McKenna         George A. Schaefer
  (Chairman)              Newton N. Minow           Fred L. Turner
Edgar D. Jannotta         Richard C. Notebaert

                               PERFORMANCE GRAPH
               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN(1)
           AON CORPORATION, STANDARD & POOR'S AND PEER GROUP INDICES
                         FISCAL YEARS ENDED DECEMBER 31

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            AON CORP     S & P 500    PEER GROUP
1993           $100.00      $100.00       $100.00
1994           $103.18      $101.32       $101.04
1995           $166.63      $139.40       $127.91
1996           $213.20      $171.41       $166.64
1997           $308.31      $228.59       $232.81
1998           $296.41      $293.92       $308.38

(1) The "Peer Group" of the Company is comprised of issuers which are, taken as a whole, in the same industry or which have similar lines of business. The Peer Group comprises: AFLAC Incorporated; Arthur J. Gallagher & Co.; E.W. Blanch Holdings Inc.; Marsh & McLennan Companies, Inc.; Poe & Brown Inc.; and Provident Companies, Inc. The performance graph assumes that the value of the investment of Aon Common Shares and the Peer Group index was allocated pro rata among the Peer Group companies according to their respective market capitalizations, that the value of the Peer Group index was determined by weighing the contribution of the constituent companies according to their respective market capitalizations as of the beginning of each annual period, and that all dividends were reinvested. Results for Sedgwick Group P.L.C., which in prior years had been included in the Peer Group and performance graphs, are no longer available as a result of the acquisition of it by Marsh & McLennan Companies Inc. (which is also one of the Peer Group companies) in 1998. Results for Willis Coroon Group P.L.C., which in prior years had been included in the Peer Group and performance graph through its ADR's, are no longer available as a result of the acquisition of it by a private company in 1998.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. McKenna, a Director of the Company and a member of the Organization and Compensation Committee of the Company, and Mr. Medvin, the Company's executive vice president and chief financial officer, serve on the board of directors of a private company, Schwarz Paper Company. Mr. McKenna is also the chairman and chief executive officer of Schwarz Paper Company.

                          TRANSACTIONS WITH MANAGEMENT

    The Company and one or more of its subsidiaries retained Sidley & Austin, a law firm to which Newton N. Minow is Counsel, to perform certain legal services during the year 1998 and anticipates that the firm may be retained to perform legal services in 1999. During 1998, corporations and other entities with which Directors are or were associated had insurance or other transactions with the Company and certain of its subsidiaries and affiliates in the ordinary course of business. All of these transactions were on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties. None of such insurance or other transactions involved during 1998, or is expected to involve in 1999, payments from or to the Company and its subsidiaries and affiliates for property and services in excess of 5% of the Company's or the other entity's consolidated gross revenues during 1998.

                               AGENDA ITEM NO. 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors of the Company, following the recommendation of the Audit Committee, has appointed Ernst & Young LLP as the Company's independent auditors for the year 1999. Ernst & Young LLP was first retained as the Company's independent auditors in February 1986. Although this appointment is not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate as a matter of policy to request that the stockholders ratify the appointment of the independent auditors for the year 1999. In the event a majority of the votes cast at the meeting are not voted in favor of the following resolution, the adverse vote will be considered as a direction to the Board of Directors of the Company to select another auditor for the year 2000. Because of the difficulty and expense of making any substitution of auditors for 1999 following the 1999 annual meeting, it is contemplated that the appointment for the year 1999 will be permitted to stand unless the Board finds other good reason for making a change.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE FOLLOWING RESOLUTION--AGENDA ITEM NO. 2:

       RESOLVED, that the appointment of Ernst & Young LLP by the Board of Directors as the Company's independent auditors for the year 1999 is hereby ratified.

    The Company anticipates that a representative of Ernst & Young LLP will be present at the annual meeting. Such representative will be given the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to any questions which may be submitted at the meeting.

                               VOTING PROCEDURES

    A quorum for the transaction of business at any meeting of the stockholders of the Company shall consist of the holders of at least a majority of the issued and outstanding Shares entitled to vote, presented in person or by proxy. At all meetings at which a quorum is present, all matters, except as otherwise provided by law or in the certificate of incorporation of the Company, shall be decided by the vote of the holders of a majority of the Shares representing the quorum. All matters included for consideration by the stockholders in this Proxy Statement shall be decided by the vote of the holders of a majority of the Shares representing the quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum at the annual meeting for the transaction of business. If a duly executed proxy is marked to indicate that all or a portion of the Shares represented by such proxy are not being voted with respect to a particular matter, such non-voted Shares will not be considered present and entitled to vote on such matters.

    You may revoke your proxy at any time before it is voted at the meeting. Each proxy duly validated by mail, telephone or by using the Internet prior to the meeting and not otherwise revoked will be voted according to its terms. If no specific direction is indicated on a duly validated proxy as to the manner of voting, the proxy will be voted in accordance with the recommendations of the Board of Directors set forth herein. Stockholders who receive more than one proxy card--due to the existence of multiple Common Share accounts--should validate all such proxies in order to be sure that all of the shares so owned are voted. A proxy may be revoked by (a) delivering to the Company a duly executed written notice of revocation dated later than the date of the proxy which is being revoked; (b) delivering to the Company by mail, by telephone or by using the Internet a duly validated replacement proxy relating to the same shares and dated later than the date of the proxy which is being replaced; or
(c) by attending the annual meeting of stockholders and voting in person. Written revocations should be sent to the Office of the Corporate Secretary of the Company at the address listed on page one of this Proxy Statement.

               PROPOSALS OF STOCKHOLDERS FOR 2000 ANNUAL MEETING

    In order to be considered for inclusion in the proxy statement for the regular annual meeting of the stockholders of the Company in the year 2000, stockholder proposals conforming to applicable rules and regulations must be received by the Company not later than November 8, 1999. Such proposals should be sent to the Office of the Corporate Secretary of the Company at the address listed on page one of this Proxy Statement, with a copy of such proposal to be sent to the Office of the Chief Counsel of the Company at that same address.

                          AVAILABILITY OF 10-K REPORT

    The Company will file its Annual Report on Form 10-K for the year ended December 31, 1998 with the Securities and Exchange Commission on or before March 31, 1999. A copy of the report, including any financial statements and schedules, and a list describing any exhibits not contained therein, may be obtained without charge by any stockholder. The exhibits are available upon payment of charges which approximate the Company's cost of reproduction of the exhibits. Requests for copies of the report should be sent to the Office of the Corporate Secretary at the address listed on page 1 hereof.

                                 OTHER MATTERS

    The Board of Directors is not aware of any business to be acted upon at this meeting other than that which is described in this Proxy Statement, but in the event any other business should properly come before the meeting which requires a vote of the stockholders, the proxy holders (as indicated on the accompanying proxy card or cards) will vote the proxies according to their best judgment in the interest of the Company.

    Please exercise your right to vote by validating your proxy by mail, by telephone or by using the Internet. To validate a proxy by mail please sign and return it promptly in the enclosed envelope. To validate a proxy by telephone or by using the Internet please follow the instructions located on your proxy card. In the event that you attend the meeting, you may revoke your proxy and vote your Shares in person if you so desire.

                                              By Order of the Board of Directors

                                                           [SIGNATURE]

                                                                 Kevann M. Cooke
                                             VICE PRESIDENT--CORPORATE SECRETARY

Dated: March 8, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                AON CORPORATION

                                   NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                              AND PROXY STATEMENT

                              FIRST CHICAGO CENTER
                            ONE FIRST NATIONAL PLAZA
                               CHICAGO, ILLINOIS
                          APRIL 16, 1999 AT 10:00 A.M.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

AON CORPORATION                          PROXY/VOTING INSTRUCTION CARD
CHICAGO, ILLINOIS
-----------------------------------------------------------------------
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON APRIL 16, 1999.

The undersigned hereby appoints Patrick G. Ryan, Raymond I. Skilling or
Kevann M. Cooke, each with powers of substitution, as proxies for the undersigned to vote all the Common Shares and/or Preferred Shares the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Aon Corporation called to be held on April 16, 1999 at First Chicago Center, One First National Plaza, Chicago, Illinois at 10:00 A.M. CST, or any adjournment thereof in the manner indicated on the reverse side of this proxy, and upon such other business as may lawfully come before the meeting.
IF NO DIRECTION AS TO THE MANNER OF VOTING THE PROXY IS MADE, THE PROXY WILL
BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" ITEM 2 AS INDICATED ON THE REVERSE SIDE HEREOF. This card also constitutes voting instructions by the undersigned to the trustees of the ESOP Account of the Aon Savings Plan, and the trustees of the Aon Stock Fund of the Aon Savings Plan, respectively, for all shares votable by the undersigned and held of record by such trustees, if any. If there are any shares for which instructions are not timely received, and as respects the unallocated shares held under the ESOP Account, the trustees of each plan will cause all such shares to be voted in the same manner and proportion as the shares of the respective plans for which timely instructions have been received. All voting instruction for shares held of record by the plans shall be confidential.


Election of Directors

     Nominees:   (01) Patrick G. Ryan, (02) Daniel T. Carroll,
                 (03) Franklin A. Cole, (04) Edgar D. Jannotta,
                 (05) Lester B. Knight, (06) Perry J. Lewis, (07) Andrew J.
                      McKenna, (08) Newton N. Minow,
                 (09) Richard C. Notebaert, (10) Michael D. O'Halleran,
                      (11) Donald S. Perkins, (12) John W. Rogers Jr.,
                 (13) George A. Schaefer, (14) Raymond I. Skilling,
                 (15) Fred L. Turner, (16) Arnold R. Weber,
                 (17) Carolyn Y. Woo.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

                                    |See Reverse Side|

Aon Corporation stockholders can now give proxies to vote their shares by mail, by telephone or by using the Internet. To use the telephone or the Internet you will need your proxy card and the tax identification number associated with your stockholder account. If you use the telephone or the Internet, there is no need for you to return the proxy card.

- To use the telephone, you will need a touch-tone telephone. Dial 1-800-OK2-VOTE (1-800-652-8683), 24 hours a day, seven days a week.

- To use the Internet, log on to the Internet and go to the following website:
  WWW.VOTE-BY-NET.COM

- To use the mails, fold and detach the proxy card and use the enclosed envelope, which is already addressed and requires no postage.



               TRIANGLE     FOLD AND DETACH HERE     TRIANGLE


/X/ PLEASE MARK YOUR                                             |  4909
    VOTES AS IN THIS                                             |
    EXAMPLE.                                                     ----

-----------------------------------------------------------------------------
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2
-----------------------------------------------------------------------------
                 FOR   WITHHELD                     FOR  AGAINST  ABSTAIN
1. Election of   / /     / /    2. Appointment of   / /    / /      / /
   Directors.                      Ernst & Young
                                   as Company's
                                   Independent
                                   Auditors.
TO WITHHOLD AUTHORITY TO VOTE FOR
ANY NOMINEE(S), MARK THE "FOR" BOX AND WRITE
THE NAME OF SUCH NOMINEE ON LINE PROVIDED
BELOW:

-----------------------------------

                                 3. In their discretion, the Proxies are
                                    authorized to vote upon such other
                                    business as may properly come before the
                                    meeting.
------------------------------------------------------------------------------

                                  PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.
                                  JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING
                                  AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                  TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE
                                  AS SUCH.



                                  --------------------------------------------
                                  SIGNATURE                           DATE

                                  --------------------------------------------
                                  SIGNATURE (IF JOINTLY HELD)         DATE